AMENDMENT TO AGREEMENT

         This AMENDMENT TO AGREEMENT is made by and between MCI
International, Inc. ("MCI") and COMSAT Corporation ("COMSAT").

         WHEREAS, on January 24, 1994, MCI and COMSAT entered into an Agreement for the provision of telecommunications services (the "1994 Agreement"); and

         WHEREAS, the 1994 Agreement was submitted to the Federal
Communications Commission ("FCC") pursuant to Section 211 of the
Communications Act; and

         WHEREAS, the Parties have decided to amend the 1994 Agreement in order to facilitate COMSAT's provision of additional telecommunications services to MCI;

         NOW, THEREFORE, in consideration of and in reliance upon the mutual promises set forth below, the Parties hereby amend the 1994 Agreement as follows;

         1.   Article III of the Agreement, entitled "Base and
Additional Circuits," is revised by adding the following
Paragraph G:

         G. In addition to the Digital Bearer Circuits described in Paragraphs A, B, and C of this Article, COMSAT hereby agrees to


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provide, and MCI commits and agrees to lease from COMSAT, an additional 450 64
Kbps equivalent IDR Growth Circuits. At least 180 of these circuits must be leased by year-end 1995 and the remainder by year-end 1996. The lease term for each of these circuits shall be at least seven (7) years. The rates, terms and conditions for these circuits shall be as specified in Article IV and Attachments B, C and D.

         2.   Article V of the Agreement, entitled "First Bulk
Offering," is revised by adding the following paragraph K:

         K. Consistent with Paragraph H of this Article, the Parties hereby agree that COMSAT shall provide, and that MCI shall place on the INTELSAT system via COMSAT, Digital Bearer Growth Circuits equivalent to an additional 10,000 Circuit Months during the period from July 1, 1995 through December 31, 1997; provided, however, that for purposes of this Paragraph only, MCI may use IBS circuits rather than IDR circuits to meet up to 25% of its total Circuit Month commitment. The Parties also affirm that COMSAT shall provide these 10,000 Circuit Months to MCI on a take-or-pay basis at the rate of $625 per month for each 64 Kbps equivalent circuit. Thus, MCI shall pay for any unused Circuit Months up to the 10,000 provided for under this Paragraph at the rate of $625. For accounting purposes, unless otherwise instructed by MCI, COMSAT will attribute Circuit Months ordered by MCI first to the offering made available under this Paragraph and then to the offering made available under Paragraphs A


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through G of this Article so as to minimize any amount due for unused Circuit Months.

         3. All other provisions of the 1994 Agreement shall be interpreted in a manner consistent with this Amendment, but otherwise shall remain unchanged and shall continue to have full force and effect.

         4. This Amendment to Agreement shall become effective as of July 1, 1995, upon execution by authorized representatives of both Parties, and shall be submitted to the FCC pursuant to Section 211 of the Communications Act.

         IN WITNESS WHEREOF, each of the Parties hereto has executed this Amendment to Agreement.

MCI INTERNATIONAL, INC.                 COMSAT CORPORATION


     /s/ Anthony Cirieco                /s/ John H. Mattingly
By:___________________________       By:__________________________

                                        Vice President and
                                        General Manager
        V.P. Finance                    COMSAT World Systems
Title:________________________       Title:_______________________

        8/15/95                            8/7/95
Date:_________________________       Date:________________________




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